Exhibit 99.1

For immediate release: September 29, 2004

COOPERATIVE BANKSHARES CEO EXPECTS TO BEAT ESTIMATES

Wilmington, NC –Cooperative Bankshares, Inc. (NASDAQ:“COOP”) should beat analyst Earnings per Share (EPS) estimates in 2004 and 2005, CEO Frederick Willetts, III told investors at the SunTrust Robinson Humphrey Sunbelt Community Bank Conference.

Willetts said that the 2004 estimate of $1.52 per share reported by analyst Gary Tenner of SunTrust Robinson Humphrey “may be slightly conservative.” He additionally said that he would be “profoundly disappointed” if the company failed to beat Tenner’s 2005 estimate of $1.75 per share.

Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. Cooperative Bank’s subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through offices in Wilmington, North Carolina, North Myrtle Beach, South Carolina, and Virginia Beach, Virginia.

SEC Form 8-K has been filed.

For Additional Information

Frederick Willetts, III, President

Todd L. Sammons, CPA, Senior Vice President/ CFO

Linda B. Garland, Vice President/ Secretary

This Press Release, as well as other written communications made from time to time by Cooperative Bankshares, Inc. and subsidiaries (the “Company”) and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections, such as earnings projections, and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “should,” “planned,” “estimated” and “potential.” For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company’s ability to predict future results is inherently uncertain and cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. These factors include among others, changes in market interest rates and general and regional economic conditions, changes in government regulations, changes in accounting principles and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31 and June 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made.